Exhibit 10.9

English translation

For reference only

Guarantee Contract

Agricultural Bank of China

Guarantee Contract

No.:

Creditor (Full Name): Changzhou New North District Sub-Branch, Agricultural Bank of China

Guarantor (Full Name):

WHEREAS, in order to ensure the proper and truthful execution of the Loan Contract (No.             ) (hereinafter referred to as ‘the Main Contract’) signed by and between Changzhou Trina Solar Energy Co., Ltd. (hereinafter referred to as ‘the Debtor’) and the Creditor, the Guarantor agrees to provide the Debtor with its guarantee over the indebtedness formed under the Main Contract. Pursuant to the relevant laws and regulations of People’s Republic of China, the parties concerned have entered into this Contract after an agreement after negotiation.

Article I Creditor’s Right to be Secured; Amount of Principal

The Creditor’s right to be secured is an RMB loan, with its principal amount being (currency and amount in words)                     .

Article II Scope of Guarantee

The guarantee shall cover all the expenses for the enforcement of the Creditor’s right, which include the principal, interest, penalty interest, compound interest, default penalty, damages, litigation costs and attorney’s fees related to the indebtedness under the Main Contract.

Article III Form of Guarantee

The guarantee under this Contract is a guarantee with joint and several liability. If more than one guarantor is involved in the guarantee under this Contract, the joint and several liability shall be jointly shared by the guarantors concerned.

Article IV Term of Guarantee

1.	The term of guarantee shall be two years beginning from the maturity date of Debtor’s repayment obligation under the Main Contract.

2.	For the bill acceptance, deduction and exemption guarantee, the term of guarantee shall be two years beginning from the date of advance by the Creditor.

3.	For acceptance of the commercial discount draft, the term of guarantee shall be two years beginning from the expiry date of the commercial draft.

4.	If the Creditor and the Debtor have reached an agreement on the extension of the term of performance of the indebtedness under the Main Contract, the Guarantor shall continue to undertake the guarantee obligation. The term of guarantee shall be two years beginning from the termination of the extended term of performance of the indebtedness as specified in the said agreement.

5.	In case of a circumstance as regulated in the relevant laws or regulations or specified in the Main Contract which leads the Creditor to declare pre-maturity of the indebtedness under the Main Contract, the term of guarantee shall be two years beginning from the date of pre-maturity of the indebtedness as demanded by the Creditor.

Article V Guarantor’s Undertakings

1.	The Guarantor shall provide authentic, complete and effective financial reports and statements as well as other relevant materials and information.

2.	If the Debtor fails to perform the obligations as specified in the Main Contract, the Guarantor shall voluntarily undertake the unfulfilled obligations.

3.	If the Guarantor fails to perform his guarantee obligations as agreed in this Contract, the Creditor is entitled to deduct the corresponding amount directly from any account of the Guarantor.

4.	The Guarantor shall give a five-day written notice to the Creditor if any of the following events occur:

(1)	A change in the subsidiary relation and staffing of the senior management, amendment to the Articles of Association or an adjustment to the corporate structure.

(2)	Cessation of production, going out of business, cancellation of registration or revocation of business license.

(3)	Deterioration of financial situation, serious difficulties in production and business, or being involved in a major litigation or arbitration.

(4)	A change in name, address, legal representative or means of contact.

(5)	Any circumstance that may adversely affect the enforcement of the Creditor’s right by the Creditor.

5.	If the Guarantor intends to take any of the following actions, he shall apply a fifteen-day written notice in advance for a written consent from the Creditor:

(1)	The Guarantor changes its corporate structure or management, including but not limited to contracting, leasing, reform of stockholding system, joint operation, merger, acquisition, divestiture, joint venture, asset transfer, application for suspension of business for regulatory measures, application for dissolution and application for bankruptcy.

(2)	The Guarantor provides guarantee for the indebtedness of a third party or utilizes his major asset as a mortgage or pledge guarantee for his own for a third party’s debt, which may affect his performance of obligations under this Contract.

6.	If the Debtor provides collateral as a guarantee to secure his indebtedness, the Guarantor shall continue to undertake his guarantee obligations over all the indebtedness undertaken as before the collateral comes into effect.

Article VI Event of Default

The Creditor and the Guarantor shall perform their obligations of this Contract when this Contract becomes effective. Either party who fails to do so shall undertake the corresponding liability and compensate for the damages incurred to the other party.

Article VII Dispute Resolution

Any dispute arising from the performance of this Contract shall be resolved in accordance with the first of the following options:

1.	Legal action at the court of jurisdiction over the area where the Creditor is located; or

2.	Application for arbitration with Arbitration Commission in accordance with their arbitration rules effective at the date of application.

During the course of dispute, the parties concerned shall continue to perform the terms of this Contract that are not involved in the dispute.

Article VIII Miscellaneous

1.	The Guarantor has received and read the Main Contract.

Article IX Effectiveness

This Contract shall come into effect upon the date this Contract is signed or sealed by the two parties involved.

Article X This Contract is executed in three counterparts each to be held by each of the parties to this Contract. All the counterparts have the same legal effect.

Article XI Special Notice

The Creditor has furnished the Guarantor with a complete and accurate understanding of all the printed provisions of this Contract and has made, upon the request of the Guarantor, corresponding explanations over the relevant provisions under this Contract. Both parties to this Contract have reached an agreed understanding of the meanings and implications of this Contract.

Creditor (Signature or Seal):	Guarantor (Signature or Seal):

Changzhou New District Sub-branch,	________________
Agricultural Bank of China
(Seal)	(Seal)

Responsible Person or	Legal Representative or
Authorized Representative:	Authorized Representative:

(Seal/Sign)	(Seal/Sign)

Guarantor (Signature/Seal):	Guarantor (Signature/Seal):

Legal Representative or	Legal Representative or
Authorized Representative:	Authorized Representative:

Date Signed:
Location Signed: Changzhou

Schedule

No.	Date of Agreement	Amount	Term	Interest Rate	Guarantor
1	February 13, 2006	RMB 16.0 million	February 13, 2006 to February 13, 2007	6.138% per annum	Changzhou Fulai Property Development Co., Ltd.
2	May 18, 2006	RMB 30.0 million	May 18, 2006 to May 18, 2007	6.435% per annum	Changzhou City Hengtai Investment Guarantee Co., Ltd.
3	September 30, 2006	RMB 50.0 million	September 30, 2006 to March 30, 2007	6.138% per annum	Changzhou Fulai Property Development Co., Ltd.
4	February 22, 2006	RMB 10.0 million	February 22, 2006 to February 22, 2007	6.138% per annum	Changzhou Fulai Property Development Co., Ltd.
5	February 22, 2006	USD 2.5 million	February 22, 2006 to November 22, 2006	6.04% per annum	Changzhou Fulai Property Development Co., Ltd.
6	March 13, 2006	RMB 20.0 million	March 13, 2006 to March 13, 2007	6.138% per annum	Changzhou Fulai Property Development Co., Ltd.
7	April 28, 2006	RMB 14.0 million	April 28, 2006 to April 28, 2007	6.435% per annum	Changzhou Fulai Property Development Co., Ltd.